EXHIBIT 23.2

BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Highway, Suite 350, Hauppauge, NY 11788	T 631-293-5000 F 631-234-4272
Thomas G. Kober CPA	Charles W. Blanchfield CPA (Retired)
Alfred M. Rizzo CPA	Bruce A. Meyer CPA (Retired)
Joseph Mortimer CPA

Consent of Independent Registered Accounting Firm

We consent to the incorporation in Form 10KT of our report dated November 26,2019, relating to the financial statements of Healthcare Solutions Management Group, Inc. which report expresses an unqualified opinion on the financial statements for the year ended June 30, 2019 and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in note 3 to the financial statements appearing in the annual report on form 10-K of Healthcare Solutions Management Group, Inc. for the year ended June 30, 2019.

BMKR, LLP

Hauppauge, NY
January 20, 2021

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board